SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported)	April 4, 2007
CRYSTAL RIVER CAPITAL, INC.
(Exact Name of Registrant as Specified in its Charter)
Maryland
(State or Other Jurisdiction of Incorporation)
001-32958	20-2230150
(Commission File Number)	(I.R.S. Employer Identification No.)
Three World Financial Center, 200 Vesey Street, 10th Floor New York, New York	10281-1010
(Address of Principal Executive Offices)	(Zip Code)
(212) 549-8400
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of
Certain Officers.

On April 5, 2007, the board of directors of Crystal River Capital, Inc. (“Crystal River”) appointed Craig J. Laurie as Crystal River’s new Chief Financial Officer and Treasurer effective immediately. Prior to joining Crystal River, Mr. Laurie served from June 2003 until March 2007 as chief financial officer for Brookfield Properties Corporation (“Brookfield Properties”), a leading office property company. Brookfield Properties is a New York Stock Exchange Listed Company and an affiliate of Crystal River’s external manager, Hyperion Brookfield Crystal River Capital Advisors, LLC (the “Advisor”). Mr. Laurie was Senior Vice President, Finance for Brookfield Asset Management, Inc. (“BAM”) and Senior Vice President and Chief Financial Officer for Brookfield Power Corporation, the power generating, transmission, distribution and marketing operations of BAM, from 1999 to June 2003. Prior to that, he spent three years in various senior management positions at BAM and its affiliates. BAM and Brookfield Power Corporation are affiliates of the Advisor. Prior to 1997, Mr. Laurie was with Deloitte & Touche, LLP. Mr. Laurie does not have an employment agreement with Crystal River. He is an employee of and is compensated by the Advisor. Mr. Laurie is 35 years old.

In addition, on April 4, 2007, Mr. John J. Feeney, Jr. resigned as Executive Vice President and Secretary of Crystal River; he remains President and Chief Executive Officer of the Advisor. On April 4, 2007, Mr. John H. Dolan resigned as Chief Investment Officer of Crystal River; he remains Chief Investment Officer of the Advisor. Messrs. Feeney and Dolan, through their roles with the Advisor, remain committed to Crystal River. On April 4, 2007, Mr. Barry L. Sunshine resigned from his position as Chief Financial Officer of Crystal River.

Forward Looking Statements

This Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements that are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Forward-looking statements include statements relating to the future commitments of Messrs. Feeney and Dolan. Although we believe that the expectations contained in any forward-looking statement are based on reasonable assumptions, we can give no assurance that our expectations will be attained. Factors that could cause actual results to differ materially from those set forth in the forward-looking statements include future changes in the structure of Crystal River's management and the commitments of each of Messrs. Dolan and Feeney to other clients of the Advisor. We do not undertake, and specifically disclaim any obligation, to publicly release any update or supplement to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYSTAL RIVER CAPITAL, INC.

April 9, 2007	By:	/s/ Clifford Lai
Name:	Clifford Lai
Title:	Chief Executive Officer and President